Exhibit 10.4

CASCADE NATURAL GAS CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN

Effective October 1, 2005

Cascade Natural Gas Corporation
a Washington corporation
222 Fairview Avenue North
Seattle, Washington 98109	Company

TABLE OF CONTENTS

ARTICLE 1 Effective Date; Purpose and Nature of Plan; Plan Year		1

1.1	Effective Date	1
1.2	Purpose of Plan	1
1.3	Nature of Plan	1
1.4	Plan Year	1

ARTICLE 2 Administration		1

2.1	Pension Committee	1
2.2	Committee Powers and Duties	2
2.3	Company Functions	2
2.4	Indemnity	3

ARTICLE 3 Eligibility and Participation		3

3.1	Eligibility	3
3.2	Participant	4

ARTICLE 4 Deferrals and Participants’ Accounts		4

4.1	Establishment of Account	4
4.2	Credit to Account	4
4.3	Valuation Adjustments	4
4.4	Unfunded; Trust	5
4.5	Annual Statement of Account	6
4.6	Nonassignment	6
4.7	Reference Investment Fund Election	6

ARTICLE 5 Payment of Accounts		6

5.1	Time and Manner of Payment	6
5.2	Death	7
5.3	Change in Control	7
5.4	Limitations on Certain Excess Payments	9
5.5	Vesting	10
5.6	Service	10

ARTICLE 6 Claims Procedure		12

6.1	Claims Procedures	12
6.2	Decision on Initial Claim	12
6.3	Review of Denied Claim	13

ARTICLE 7 Amendment and Termination		14

7.1	Amendment	14

i

7.2	Termination	15

ARTICLE 8 General Provisions		15

8.1	Governing Law	15
8.2	Not Contract of Employment	15
8.3	Attorneys’ Fees	15
8.4	Change in Form of Organization	15
8.5	Notices	15
8.6	Withholding	16

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INDEX OF TERMS

Term	Section	Page

Account	4.1	4

Committee	2.1	1

Death	5.2	7

ERISA	1.3	1

Participant	3.2	3

Plan Year	1.4	1

Valuation Adjustments	4.3	4

iii

CASCADE NATURAL GAS CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN

Cascade Natural Gas Corporation

a Washington corporation

222 Fairview Avenue North

Seattle, Washington 98109	Company

Cascade Natural Gas Corporation (the “Company”) has adopted and maintains the Cascade Natural Gas Corporation Executive Deferred Compensation Plan (the “Plan”) in order to provide retirement benefits that will supplement benefits provided by the Company’s tax-qualified retirement plans for certain key executives.

ARTICLE 1

Effective Date; Purpose and Nature of Plan; Plan Year

1.1          Effective Date

This Restatement shall be effective October 1, 2005.

1.2          Purpose of Plan

The purpose of this Plan is to assist the Company in attracting and retaining key executives by providing such executives with supplemental retirement benefits.

1.3          Nature of Plan

This Plan is intended to be and shall be administered as an unfunded plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended.

1.4          Plan Year

The Plan year shall be a fiscal year, beginning on October 1 and ending on the following September 30.

ARTICLE 2

Administration

2.1          Pension Committee

(a)           The Plan shall be administered by the Pension Committee of the Company’s board of directors (“Committee”).  The Committee shall have a Chair chosen from among its members and a secretary who need not be a member.  Minutes shall be kept of all proceedings of the Committee.  The Committee may act at a meeting by a majority vote of a quorum present or without a meeting by action recorded in a memorandum signed by a majority of all members.  A majority of members shall constitute a quorum.

(b)           If a trust is adopted to hold assets that may be used to pay benefits under the Plan, the trustee of the Trust shall be given the names and specimen signatures of the Committee members, the Chair and the secretary.  Documents may be signed for the Committee by the Chair, the secretary or any other person designated by the Committee.

(c)           The Committee shall be reimbursed for all expenses.

2.2          Committee Powers and Duties

(a)           The Committee shall interpret the Plan, shall decide any questions about the rights of Participants and in general shall administer the Plan.  Any decision by the Committee shall be final and bind all parties.  The Committee shall have absolute discretion to carry out its responsibilities.

(b)           The Committee shall keep records of all relevant data about the rights of all persons under the Plan.  The Committee shall determine eligibility to make deferrals and the time, manner, amount and recipient of payment of benefits and shall instruct the trustee of the Trust on distributions.

(c)           The Committee may delegate all or part of its administrative duties to one or more agents and may retain advisors to assist it.  The Committee may consult with and rely upon the advice of counsel who may be counsel for the Company.

(d)           The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry the Plan into effect, and the Committee shall be the sole and final judge of such expediency.

(e)           No member of the Committee shall participate in decisions or actions that affect that member’s Plan benefits in particular.

2.3          Company Functions

(a)           Except as provided in (b), all Company functions or responsibilities shall be exercised by the chair of the Company’s board of directors, who may delegate all or any part of those functions.

(b)           Subject to (d), the power to amend or terminate the plan may be exercised only by the board of directors of the Company, except as provided in (c).

(c)           Subject to (d), the chair of the Company’s board of directors may amend the plan to make technical, administrative or editorial changes on advice of counsel to comply with applicable law or to simplify or clarify the plan.  The chair may delegate the amendment authority.

(d)           Any amendment that changes the design of this Plan must be approved by the board of directors of the Company.

(e)           The board of directors of the Company shall have no administrative or investment authority or function.  Membership on the Board shall not, by itself, cause a person to be considered a plan fiduciary.

2.4          Indemnity

The Company shall indemnify and defend any Plan fiduciary who is an officer, director or employee of the Company from any claim or liability that arises from any action or inaction in connection with the Plan subject to the following rules:

(a)           Coverage shall be limited to actions taken in good faith that the fiduciary reasonably believed were not opposed to the best interest of the Plan.

(b)           Negligence by the fiduciary shall be covered to the fullest extent permitted by law.

(c)           Coverage shall be reduced to the extent of any insurance coverage.

ARTICLE 3

Eligibility and Participation

3.1          Eligibility

3.1-1       Subject to 3.1-2, the chief executive officer shall be eligible to participate in this Plan for any Plan year.  Any other key executive of the Company shall be eligible to make deferrals under this Plan for a Plan year if all of the following requirements are satisfied:

(a)           The employee is a member of a select group of management or highly compensated employees.

(b)           The employee is designated by the board of directors to participate in the Plan for that year.

(c)           3.1-2 does not apply.

3.1-2       A Participant shall cease to participate in the plan shall end no later than the date on which the Participant’s account balance has been fully paid under 5.1, regardless whether the Participant’s employment has terminated, unless the individual remains employed and the board of directors designates the individual as eligible to continue to participate.

3.2          Participant

“Participant” means a person who has satisfied either of the following requirements:

(a)           The person is eligible for Company deferrals under the Plan.

(b)           The person has an Account balance under the Plan.

ARTICLE 4

Deferrals and Participants’ Accounts

4.1          Establishment of Account

The Committee shall establish and maintain an Account for each Participant solely for record-keeping purposes.  Each Account shall begin with an opening balance of zero dollars.

4.2          Credit to Account

The Account of each Participant shall be credited with the Net Contribution Amount.

(a)           The Net Contribution Amount shall be determined individually for each Participant and shall be equal to the amount set out in a schedule for each Participant that will be attached to this plan document.  The board of directors shall establish the schedule of contributions and may change or eliminate contributions called for by the schedule at any time.

(b)           The Net Contribution Amount shall be credited as of the last day of the plan year.

4.3          Valuation Adjustments

(a)           As of each regular or special valuation date, each Participant’s Account shall be adjusted.

(1)           Each adjustment shall be equal to the percentage increase or decrease in value since the last valuation date of the reference investment funds selected by the Participant under 4.7, as if the Participant’s Account was invested in such reference investment funds in the selected proportions.

(2)           Adjustments to the value of Accounts shall be made before adding any contributions or subtracting any withdrawals or other distributions made as of that date.

(3)           Appropriate adjustments shall be made for any interim contributions or distributions since the last valuation date.

(4)           The regular valuation dates shall be the last business day of each calendar month.

(b)           The Committee shall establish reference investment funds, which may be based on the investment return of assets invested by the Trustee or on any other real or hypothetical fund whose investment objectives are defined by the Committee.  The Committee may change the character or identity of any reference investment fund.  The Committee shall inform all Participants of the reference investment funds and the objectives of each.

(c)           Whenever the Committee finds it desirable to avoid a material distortion in benefits or otherwise to administer the Plan properly, it may do either of the following:

(1)           Call for a special valuation.

(2)           Defer pending distributions until after the next regular valuation date.

4.4          Unfunded; Trust

(a)           The Accounts and all amounts payable under this Plan shall be unfunded under ERISA and the Internal Revenue Code and shall be payable only from the general assets of the Company, except to the extent a trust is established under 4.4(b).  Subject to (b), the Participants shall have no interest in any assets of the Company and shall have no rights greater than the rights of any unsecured general creditor of the Company.

(b)           The Company may, in its discretion, establish an irrevocable trust to assume the liability for payment of benefits to Participants in certain circumstances, and may transfer assets to such a trust.

(1)           Assets placed in such a trust shall be for use only to pay Plan benefits, or, if the Company is insolvent, to pay creditors.

(2)           Such a trust shall be intended to be a grantor trust under section 677 of the Code and applicable regulations.  Income of the trust is to be taxable to the company.

(3)           If the Company creates a trust, assets transferred to the trust shall be invested at the absolute discretion of the Committee, the trustee of the trust (“Trustee”), or both, on a shared basis, as provided in the trust.

(4)           The guideline investment funds under 4.3 shall be purely for the purpose of measuring the rate of return credited to Participant Accounts under 4.3.  Neither the Company, the Committee nor the Trustee shall be required to invest in accordance with Participant’s elections.  The Company, the Committee and the Trustee may, however, choose to invest in the elected guideline funds in accordance with the elections and shall incur no liability for doing so.

4.5                               Annual Statement of Account

After the end of each calendar quarter, the Committee shall furnish to each Participant a statement showing the balance of the Participant’s Account at the beginning and the end of the year and the amounts added to or subtracted from the Participant’s Account during the year.

4.6                               Nonassignment

The rights of a Participant under this Plan are personal.  Except for payments after a Participant’s death, no interest of a Participant under this Plan may be assigned, transferred, seized by legal process or subjected to the claims of creditors in any way.  A Participant’s rights under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance.  In particular, such rights are not subject to the debts, contracts, liabilities, engagements or torts of the Participant.

4.7                               Reference Investment Fund Election

(a)           In the deferral election, a Participant shall select, among the choices established by the Committee under 4.4(b) and in the minimum increments established by the Committee, the investment funds and percentage allocation among such funds to be used as reference measurements under 4.3(a).  The reference investment fund selections will remain effective until a new reference investment fund selection is made.  If no reference investment fund selection has been made, the Committee shall determine the reference fund or funds.  The Committee, the Company and the Company’s employees shall have no responsibility for the selection made by the Participant.

(b)           All reference investment fund selections shall be by written notice to the Committee.  The Committee shall adopt rules for reference investment fund selections, which may restrict amounts and timing.  Changes in reference investment fund selections shall be made with reasonable notice determined by the Committee.

(c)           The Trustee may, but shall not be required to, purchase the investment funds selected by the Participant under 4.7(a).

ARTICLE 5

Payment of Accounts

5.1                               Time and Manner of Payment

(a)           Subject to 5.2 and 5.4, the vested portion of a Participant’s Account, adjusted through the last regular or special valuation on or before payment, shall be paid in a lump sum payment made on the first day of the calendar month that starts 45 days after the earlier of the following:

(1)           The date the Participant terminates employment for any reason, subject to (b).

(2)           The date a change in control occurs under 5.3.

(b)           Subject to 5.2 and 5.4, payments with respect to a Participant who is a key employee shall not be made earlier than six months following termination of employment, unless the termination is on account of disability as defined in 5.5(b) or on account of a Change in Control under (a)(2).  “Key employee” is defined in Code section 416(i) (as applied without regard to paragraph (5) of Code section 416(i)).

(c)           The Company may withhold from any payments any income tax or other amounts as required by law.

5.2          Death

(a)           The vested portion of a Participant’s Account shall be paid in single sum payment on the first day of the calendar month that starts 45 days after the date the Participant dies.

(b)           An amount payable on death of a Participant shall be paid to the Participant’s beneficiary as follows:

(1)           To the surviving beneficiary or beneficiaries designated by the Participant in writing to the Committee.  If the Participant’s spouse is a designated beneficiary and the Participant and spouse divorce, the beneficiary shall be determined as though the former spouse had predeceased the Participant.  A designation by a married Participant of a beneficiary other than the surviving spouse shall not be effective without spousal consent.

(2)           If there is no surviving beneficiary under (1), then to the following:

(A)          The Participant’s surviving spouse.

(B)           If there is no surviving spouse, then to the Participant’s surviving children in equal shares.

(C)           If there is no surviving spouse or child, then to the Participant’s estate.

5.3          Change in Control

For purposes of determining whether a Change in Control has occurred and whether termination of employment is on account of a Change in Control, the following definitions shall apply:

(a)           “Change in Control” means a change in ownership of the Company under (b), a change in effective control of the Company under (c), or a change in the ownership of a substantial portion of the Company’s assets under (d).

(b)           A change in ownership occurs on the date that any one person or more than one person acting as a group acquires ownership of stock of the Company that, together with stock already held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Company’s stock.

(1)           A change in ownership will not be deemed to occur if, before the person or group acquires additional Company stock, the person or group acquiring Company stock owned, or is treated as owning, more than 50 percent of the total fair market value or total voting power of Company stock.

(2)           An increase in the ownership percentage of the person or group as a result of a transaction in which the Company redeems its stock for cash or other property will be treated as an acquisition by the person or group.

(3)           Ownership of stock will be determined by applying the rules in section 318(a) of the Internal Revenue Code and by treating stock underlying a vested option as owned by the individual who holds the vested option, unless the stock to which the option applies is not substantially vested as defined in Treasury regulation section 1.83-3(b) and (j).

(4)           Persons who will be considered as acting as a group to acquire or hold Company stock or effective control of the Company to the extent provided by applicable regulations or other written guidance published by the Internal Revenue Service.

(c)           A change in effective control of the Company shall occur, regardless whether a change in ownership occurs under (b), on the date that an event described in (c)(1) or (c)(2) occurs, subject to (c)(3).

(1)           A change in effective control occurs on the date that any one person or more than one person acting as a group acquires (or has acquired during the 12-month period that ends on the date of the most recent acquisition by such person or group) ownership of Company stock possessing more than 35-percent of the total voting power of the Company’s stock.

(2)           A change in effective control also occurs on the date that a majority of the Company’s board of directors is replaced during any 12-month period by directors whose election is not endorsed by a majority of the Company’s board members prior to the date of election or appointment.

(3)           A change in effective control will not result from the acquisition of additional control of the company by any person or group that, immediately before such acquisition, owned more than 35 percent of the total voting power of the Company’s stock.

(d)           A change in ownership of a substantial portion of the Company’s assets occurs on the date that any person or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) Company assets with a total gross fair market value equal to 40 percent or more of the total gross fair market value of all of the Company’s assets immediately prior to the acquisition (or series of acquisitions).

(1)           Gross fair market value for this purpose means the value of the Company’s assets or the value of the assets being disposed of, without regard to any liabilities associated with such assets.

(2)           No Change in Control occurs solely because the Company transfers assets to an entity controlled by the Company’s shareholders immediately after the transfer.

(3)           No change in ownership of the Company’s assets is deemed to occur solely by reason of a transfer of the Company’s assets to any of the following:

(A)          A shareholder of the Company (immediately before the asset transfer) in exchange for the Company’s stock.

(B)           An entity, half or more of whose total value or voting power is owned by he Company (directly or indirectly).

(C)           A person or group that owns (directly or indirectly) 50 percent or more of the value or voting power of all of the Company’s outstanding shares.

(D)          An entity, half or more of whose total value or voting power is owned (directly or indirectly) by a person who owns 50 percent or more of the value or voting power of the Company’s outstanding shares.

5.4          Limitations on Certain Excess Payments

No payments shall be made to a Participant under this Plan that would constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code.

(a)           The determination of whether payments constitute excess parachute payments shall be made by the Committee, with the advice of counsel.  The Committee shall notify the Participant and any other interested parties of its determination which shall be final and binding on all parties.

(1)           The Committee shall notify the Company and the Participant in writing of its determination within 5 business days after the Participant’s employment terminates.

(2)           The notice shall list all payments that are deemed to constitute excess parachute payments and include the Committee’s determination of the present value of each listed payment.

(b)           In determining whether payments under the Plan constitute excess parachute payments, the Committee shall take into account any other payments of compensation that must be counted under Section 280G.

(c)           The Participant may, by written notice to the Committee and the Company, elect to receive any combination of benefits to which the Participant is otherwise entitled, that will not exceed the maximum amount that can be paid to the Participant without resulting in excess parachute payments.

(d)           If the Participant fails to provide timely notice of an election to receive a combination of benefits, the Committee shall determine the payments that are to be reduced to avoid paying any excess parachute payments to the Participant.

5.5          Vesting

(a)           A Participant’s Account shall vest and become nonforfeitable only after the first of the following occurs:

(1)           The Participant completes five Years of Service

(2)           The Participant dies.

(3)           The Participant is determined to have become permanently disabled.

(4)           A Change in Control (as defined in 5.3) occurs.

(b)           A Participant shall be deemed to be disabled if either of the following apply:

(1)           The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least 12 months.

(2)           The Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least 12 months, receiving income replacement benefits for a period of at least 3 months under an accident and health plan covering the Company’s employees.

5.6          Service

Service shall be determined on an elapsed time basis as follows:

(a)           A period of service shall start on the day the employee first performs an Hour of Service for the Company and end on the employee’s Severance from Service, subject to (a)(4).

(1)           A period of service shall start on the day the employee first performs an Hour of Service for the Company and end on the employee’s Severance from Service, subject to (a)(4).

(2)           “Hour of Service” means an hour for which an employee is paid, or entitled to payment, for the performance of duties.

(3)           “Severance from Service” means the earlier of the date the employee quits, retires, is discharged or dies, or the first anniversary of the date the employee ceased performing Hours of Service for any other reason, subject to (b).

(4)           An employee’s Severance from Service shall be disregarded in determining service under (a)(1) if the employee returns to perform an Hour of Service for the Company within twelve months after the earlier of the date the employee quits, retires, is discharged or dies, or the date the employee ceased performing Hours of Service for any other reason, subject to (b).

(b)           The Severance from Service of an employee on a leave of absence under (c) shall be deferred to the end of the leave unless (d) applies.  An employee’s nonsuccessive service shall be aggregated.

(c)           Leaves of absence during which a Severance from Service shall not occur under (a)(2) shall mean the following:

(1)           Leave of absence authorized by the Company if the employee returns or retires within the time fixed by the Company and otherwise fulfills all conditions imposed by the Company.

(2)           Leave of absence in accordance with the Company policies because of illness or accident, including disability, if the employee returns promptly after recovery.

(3)           Periods of military service if the employee returns with employment rights protected by law.

(4)           In authorizing leaves of absence, the Company shall treat all employees similarly situated alike as much as possible.

(d)           If a person on leave fails to meet the conditions of the leave or fails to return to work when required, the following shall apply:

(1)           If the leave is not for military service and the failure is because of death, disability or retirement, the employee shall be discharged and accrual of Years of Service shall stop when the failure occurs.

(2)           If (d)(1) does not apply, the employee shall be discharged and accrual of Years of Service shall stop as of the earlier of the date the failure occurs, or the first anniversary of the date the employee ceased performing Hours of Service.

(3)           Periods of military service if the employee returns with employment rights protected by law.

(4)           No previous allocation of contributions shall be changed

(e)           A Break in Service is a 12-month period starting on an employee’s Severance from Service date if the employee has no Hours of Service in that period.

ARTICLE 6

Claims Procedure

6.1                               Claims Procedures

The Committee shall establish administrative processes and safeguards to ensure and verify that claims decisions are made in accordance with the plan and that, where appropriate, plan provisions have been applied consistently with respect to similarly situated claimants.  Any person claiming a benefit, or requesting an interpretation, ruling or information, shall present the request in writing to the chair of the Committee, who will decide the claim.

6.2                               Decision on Initial Claim

The Committee will respond to a claim as follows:

(a)           The Committee will notify the claimant of the adverse determination within a reasonable time not longer than 90 days after the plan received the claim unless special circumstances require an extension of time.

(b)           The Committee will notify a claimant in writing of the need for any extension under (a) before the end of the initial 90 days.  Any notice of extension will indicate the special circumstances requiring the extension and the date by which a decision is expected.  Any extension will be no longer than another 90 days after the initial period.

(c)           If the claim involves a disability determination, the Committee will notify the claimant of the adverse determination within 45 days after the plan received the claim unless special circumstances require an extension of time

(1)           The Committee will notify a claimant in writing of the need for an extension, which will be no more than 30 days unless a second extension is required, which will be no more than an additional 30 days.

(2)           If an extension of time to decide a disability claim is required because the claimant failed to supply information specified in the extension notice, the claimant will have at least 45 days in which to provide the information and the time for deciding the claim will be delayed by the number of days until the claimant responds to the request for additional information or until the date for the claimant to respond has passed, whichever occurs first.

(d)           The Committee will provide the claimant with written or electronic notification of any adverse determination on a claim, including.

(1)           The specific reason or reasons for the determination.

(2)           Reference to the specific plan provisions on which the determination is based.

(3)           A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why it is necessary.

(4)           A description of the review procedures under 6.3 and the applicable time limits.

(5)           A statement of the claimant’s right to bring a legal action under ERISA following any adverse determination on review

6.3          Review of Denied Claim

Any person whose claim or request is denied may request review by notice in writing to the Committee.

(a)           A request to review a claim must be submitted to the chair of the Board in writing no later than

(1)           For claims that involve a disability determination, the applicable deadline is 180 days after the claimant receives notice of the adverse determination.

(2)           For all other claims, the applicable deadline is 60 days after the claimant receives notice of the adverse determination.

(b)           The claimant may submit written comments, documents, records and other information relating to the claim.  Upon request and at no charge, the claimant may have copies of any document, record or other information that was relied on in making the determination, was submitted, considered or generated in the course of making the determination, whether or not relied on, or demonstrates compliance with the processes and safeguards under 6.2(a).

(1)           The Committee’s review shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, whether or not considered in the initial determination.

(2)           If the appeal is for a claim that involves a disability determination, the claimant shall be provided the name of any medical or vocational expert whose advice was obtained in reviewing the initial claim.

(3)           If the appeal is for a claim that involves a disability determination, the Committee will not defer to the initial claim denial.  If the denial was based on a medical judgment, the Committee will consult a medical professional, such as a doctor, trained in the medical field involved in judging the disability claim.  The person consulted will not be the same person consulted in deciding the initial claim.

(4)           The Committee may, but shall not be required to, grant the claimant a hearing.

(c)           The full Committee shall review any appeal and shall respond as follows:

(1)           The Committee will notify the claimant of its determination on review within a reasonable time not longer than 60 days (45 days in the case of a claim involving a disability determination) after the plan received the request for review unless an extension of time is required for a hearing or other special circumstances.

(2)           The Committee will notify a claimant in writing of the need for any extension before the end of the initial 60 days (45 days in the case of a claim involving a disability determination).  Any notice of extension will indicate the special circumstances requiring the extension and the date by which a decision is expected.  No extension will be longer than another 60 days (45 days in the case of a claim involving a disability determination) after the initial period.

(3)           The Committee will provide the claimant with written or electronic notification of its determination on appeal.  If the determination is adverse, the notice will include the specific reason or reasons for the determination, Reference to the specific plan provisions on which the determination is based, A statement that, upon request and at no charge, the claimant may have copies of any document, record or other information under 6.3(b), and a summary of the claimant’s right to bring a civil action under ERISA.

ARTICLE 7

Amendment and Termination

7.1          Amendment

The Company may amend this Plan effective the first day of any month by written instrument.  Participants shall be notified of any amendment.

7.2          Termination

The Company may terminate this Plan effective the first day of any month after notice to the Participants or earlier as provided in 8.4.  On termination, the following shall apply:

(a)           Amounts deferred and credited to the Accounts before the effective date of termination shall remain deferred.

(b)           Amounts that have not yet vested shall fully vested on termination of the Plan.

(c)           Amounts in an Account shall remain to the credit of the Account, shall continue to be credited with a valuation adjustment as provided in 4.3 and shall be paid out in accordance with Article 5.

ARTICLE 8

General Provisions

8.1          Governing Law

This Plan shall be construed according to the laws of Washington except as preempted by federal law.

8.2          Not Contract of Employment

Nothing in this Plan shall give any employee the right to continue employment.  The Plan shall not prevent discharge of any employee at any time for any reason.

8.3          Attorneys’ Fees

If suit or action is instituted to enforce any rights under this Plan, the prevailing party may recover from the other party reasonable attorneys’ fees at trial and on any appeal.

8.4          Change in Form of Organization

If the Company merges, consolidates or otherwise reorganizes, or if its business or assets are acquired by another company, this Plan shall continue with respect to those eligible individuals who continue in the employ of the successor company.  This transition of employers shall not be considered a termination of employment for purposes of this Plan.  In such an event, however, a successor corporation may terminate this Plan on the effective date of the succession by notice to Participants within a reasonable time no later than ninety (90) days after the succession.

8.5          Notices

Any notice under this Plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited postage prepaid.  Mail shall be directed to the Company at the address stated in this Plan, to the Participant at the address stated in the deferral election or to such other address as a party may specify by written notice to the other parties.  Notices to the Committee shall be sent to the Company’s address.

8.6          Withholding

The Company may withhold from any amounts paid under this Plan any income tax or other amounts as required by law.

CASCADE NATURAL GAS CORPORATION

By	/s/ Larry L. Pinnt

Executed:	January 11, 2006